UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Revisions to Director Compensation Policy

On January 11, 2021, the Board of Directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company”) amended the Company’s director compensation policy as follows, with such changes retroactive to January 1, 2021: each non-employee director receives an annual retainer of $75,000 in cash (except in the case of Gary Kreitzer, the Company’s Vice Chairman, who receives an annual retainer of $150,000 in cash) and an annual retainer of $160,000 payable in restricted shares of common stock under the Company’s 2016 Omnibus Incentive Plan (the “Incentive Plan”) (except in the case of Mr. Kreitzer, who receives an annual retainer of $200,000 payable in restricted shares of common stock under the Incentive Plan), which vest in their entirety one year from the date of grant. The audit committee chair continues to receive an additional annual retainer of $10,000 in cash and any other committee chair continues to receive an additional annual retainer of $5,000 in cash. All non-employee directors continue to be reimbursed for their costs and expenses in attending the Company’s Board meetings. The Company also will grant $160,000 in restricted shares of common stock under the Incentive Plan to each non-employee director who is initially elected or appointed to the Board on the date of such initial election or appointment, which vest in their entirety one year from the date of grant. Any member of the Company’s Board who is also an employee of the Company continues to not receive additional compensation for serving as a director.

Approval of Form of Performance Share Unit Award Agreement

On January 11, 2021, the Compensation Committee (the “Compensation Committee”) of the Board adopted a form of Performance Share Unit Award Agreement (the “PSU Agreement”) under the Company’s Incentive Plan.

The PSU Agreement provides for the issuance of target performance share units (“PSUs”). The ultimate value of the PSUs depends on the Company’s total stockholder return (“TSR”) over a period commencing January 11, 2021 and ending on December 31, 2023 (the “Performance Period”). At the end of the Performance Period, the PSUs vest and are settled in shares of common stock (the “Award Shares”) at a rate depending on the Company’s TSR over the Performance Period as compared to two different comparator groups, as certified by the Compensation Committee: i) 25 real estate companies; and ii) the companies in the FTSE NAREIT All Equity REIT Index. A recipient of PSUs may receive as few as zero Award Shares or as many as 150% of the number of target PSUs in Award Shares, plus deemed dividends (as described below).

The chart below sets forth the vesting schedule as a percentage of the target PSUs that applies at the end of the Performance Period. However, the number of Award Shares that may be earned at vesting of the PSUs will be reduced as necessary so the total value at the vesting date does not exceed 800% of the grant date PSU price. In addition, if the Company’s absolute TSR during the Performance Period is negative, the payout of Award Shares will be capped at the target number of PSUs, notwithstanding the Company’s outperformance of the comparator groups.

The Company’s TSR Ranking within the Two Comparator Groups	PSU Payout (as a % of Target)
At or above 80th percentile TSR	150%
Between the 80th percentile TSR and 55th percentile TSR	Determined by linear interpolation(1)
At the 55th percentile TSR	100%
Between the 25th percentile TSR and 55th percentile TSR	Determined by linear interpolation(2)
At or below the 25th percentile TSR	0%

(1)	Determined by linear interpolation between the comparator group’s 80th and 55th percentile TSRs.
(2)	Determined by linear interpolation between the comparator group’s 25th and 55th percentile TSRs.

No dividends are paid to the recipient during the Performance Period. At the end of the Performance Period, if the Company’s TSR is such that the recipient earns Award Shares, the recipient will receive additional shares of common stock relating to dividends deemed to have been paid and reinvested on the Award Shares. The recipient of the Award Shares may not sell, transfer or otherwise dispose of the Award Shares for a one-year period following the vesting date of the Award Shares.

The terms of the PSU Agreement supersede any conflicting terms of any severance agreement or plan applicable to the recipient, including each executive officer’s Change of Control and Severance Agreement with the Company and IIP Operating Partnership, LP, the Company’s operating partnership subsidiary (the “Operating Partnership”).

The PSU Agreement provides that upon the recipient’s (a) death; (b) “disability”; (c) termination of employment or service by the Company without “cause” or by the recipient for “good reason”; or (d) “qualifying retirement” (each a “Qualifying Event”) prior to a change of control of the Company, the PSUs will continue to vest, except that if the PSUs were granted less than twelve months prior to the date of the Qualifying Event, then the potential payout of Award Shares is prorated based on the number of months that the recipient was employed or provided service to the Company since the date of grant through the date of the Qualifying Event, divided by twelve months. After a change of control, the PSUs (as adjusted as a result of the change of control) continue to vest in full regardless of the date of grant, upon the occurrence of a Qualifying Event.

For any other termination of employment or service to the Company by the recipient other than a Qualifying Event, any unvested PSUs are forfeited in their entirety.

Executive Compensation Decisions

On January 11, 2021, the Compensation Committee adjusted the annual base salaries of the Company’s executive officers for 2021, determined the executive officers’ year-end 2020 cash bonuses and granted executive officers awards of restricted stock units (“RSUs”), restricted shares of common stock and PSUs pursuant to the PSU Agreement. These salaries, bonuses and grants of restricted stock, RSUs and PSUs are summarized in the following table:

Name and Position	2021 Base Salary(1)	2020 Year- End Cash Bonus	RSU Awards(2)	Restricted Stock Awards(3)	Target PSU Awards
Alan Gold
Executive Chairman	$1,023,750	$853,125	12,612	—	31,857

Paul Smithers
President and Chief Executive Officer	840,000	420,000	6,654	—	21,238

Catherine Hastings
Chief Financial Officer and Treasurer	308,500	246,750	2,607	—	8,496

Brian Wolfe
Vice President, General Counsel and Secretary	295,000	241,500	—	2,553	7,080

(1)	Adjustments to the executive officers’ base salaries are effective as of January 1, 2021.
(2)	The RSUs vest ratably on each of January 1, 2022, January 1, 2023 and January 1, 2024 for Messrs. Gold and Smithers and Ms. Hastings, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date. The RSUs were issued to Messrs. Gold and Smithers and Ms. Hastings pursuant to a Restricted Stock Unit Award Agreement (“RSU Agreement”) under the Company’s Incentive Plan.
(3)	The restricted stock award vests ratably on each of January 1, 2022, January 1, 2023 and January 1, 2024 for Mr. Wolfe, provided that he continues to be an employee of the Company or a non-employee member of the Board on each such date. The restricted stock awards were issued to Mr. Wolfe pursuant to a Restricted Stock Award Agreement (“Restricted Stock Award Agreement”) under the Company’s Incentive Plan.

Copies of the Director Compensation Policy, RSU Agreement, Restricted Stock Award Agreement and PSU Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing descriptions of the Director Compensation Policy, RSU Agreement, Restricted Stock Award Agreement and PSU Agreement are qualified in their entirety by reference to the full texts of the Director Compensation Policy, RSU Agreement, Restricted Stock Award Agreement and PSU Agreement.

Item 7.01 Regulation FD Disclosure.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2020, the Company and the Operating Partnership entered into separate equity distribution agreements with sales agents, pursuant to which the Company may offer and sell from time to time through the sales agents, up to $500,000,000 shares of its common stock (the “ATM Program”).

As of January 15, 2021, the Company sold a total of 1,762,500 shares of common stock under the ATM Program, generating approximately $263.0 million in net proceeds, which includes the payment of approximately $5.4 million to one sales agent as commission for such sales. As of January 15, 2021, the Company had approximately $231.7 million of common stock available for future issuance under the ATM Program, and the number of shares of the Company’s common stock outstanding was 23,926,317.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1*+	Director Compensation Policy
10.2+	Form of Restricted Stock Unit Award Agreement.(1)
10.3+	Form of Restricted Stock Award Agreement for Officers.(2)
10.4*+	Form of Performance Share Unit Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Indicates management contract or compensatory plan.

(1)	Incorporated by reference to Exhibit 10.1 to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 6, 2020.
(2)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2021	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer and Treasurer